Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares 1-3 Year Credit Bond ETF (ISHCRED1-3) iShares iBonds Dec 2020 Term Corporate ETF (ISHIBDL) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares Core Total USD Bond Market ETF (ISHIUSB)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock Multi-Asset Income - Investment Grade Portfolio
(BR-INC-IG)
BlackRock Low Duration Bond Portfolio (BR-LO)
BlackRock Managed Income - Short Duration Portfolio (BR-MI-
LO)
Consulting Group Capital Markets Funds (CG-CGCM)
GuideStone Funds Low Duration Bond Fund (GUIDE)
Advanced Series Trust - AST BlackRock Low Duration Bond
Portfolio (SMF_PRULO)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
11-14-2017

Security Type:
BND/CORP

Issuer
Anthem, Inc. (2020)

Selling
Underwriter
Credit Suisse Securities (USA) LLC

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[x] Other:  UBS Securities LLC for UBS-
PACE, MUFG Securities Americas Inc for CG-
CGCM

List of
Underwriter(s)
Credit Suisse Securities (USA) LLC,
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, UBS Securities LLC,
Citigroup Global Markets Inc.,
Deutsche Bank Securities Inc.,
Goldman Sachs & Co. LLC,
J.P. Morgan Securities LLC,
Wells Fargo Securities, LLC, Barclays
Capital Inc., Mizuho Securities USA LLC,
MUFG Securities Americas Inc., PNC Capital
Markets LLC, RBC Capital Markets, LLC,
SMBC Nikko Securities America, Inc.,
SunTrust Robinson Humphrey, Inc., U.S.
Bancorp Investments, Inc., BNY Mellon
Capital Markets, LLC, Fifth Third
Securities, Inc., HSBC Securities (USA)
Inc.



Transaction Details

Date of Purchase
11-14-2017


Purchase
Price/Share
(per share / %
of par)
$99.822

Total
Commission,
Spread or
Profit
0.250%


1. Aggregate Principal Amount Purchased
(a+b)
$45,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$11,630,000

b. Other BlackRock Clients
$33,370,000

2. Aggregate Principal Amount of
Offering
 $900,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.05




Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by: Dipankar Banerjee
Date: 11-17-2017
Global Syndicate Team Member




Approved by: Steven DeLaura
Date: 11-17-2017
Global Syndicate Team Member